SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Vector Group Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VECTOR GROUP LTD.

100 S.E. Second Street
Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2004

To the Stockholders of Vector Group Ltd.:

      The Annual Meeting of Stockholders of Vector Group Ltd., a Delaware corporation (the “Company”), will be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, May 24, 2004 at 1:00 p.m. local time, and at any postponement or adjournment thereof, for the following purposes:

1. To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

2. To approve the Vector Group Ltd. Amended and Restated 1999 Long-Term Incentive Plan.

3. To transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting.

      Every holder of record of Common Stock of the Company at the close of business on April 19, 2004 is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. A list of stockholders entitled to vote at the meeting will be available to any stockholder for any purpose germane to the meeting during ordinary business hours from May 14, 2004 to May 24, 2004, at the headquarters of the Company located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131. A proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 are enclosed herewith.

By Order of the Board of Directors,

BENNETT S. LEBOW
Chairman of the Board of Directors

Miami, Florida

April 21, 2004

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

VECTOR GROUP LTD.

100 S.E. Second Street
Miami, Florida 33131

PROXY STATEMENT

INTRODUCTION

      The enclosed proxy is solicited on behalf of the board of directors of Vector Group Ltd., a Delaware corporation (the “Company”). The proxy is solicited for use at the annual meeting of stockholders to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, May 24, 2004, at 1:00 p.m. local time, and at any postponement or adjournment. The Company’s principal executive offices are located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, and its telephone number is (305) 579-8000.

VOTING RIGHTS AND SOLICITATION OF PROXIES

      Every holder of record of common stock of the Company at the close of business on April 19, 2004 is entitled to notice of the meeting and any adjournments or postponements and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. At the record date, the Company had outstanding 39,112,553 shares of Common Stock. This proxy statement, accompanying notice and proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 are first being mailed to stockholders on or about April 23, 2004.

      Any stockholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the annual meeting to the secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the annual meeting if the stockholder is present and elects to vote in person. Mere attendance at the annual meeting will not serve to revoke a proxy. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present for quorum purposes. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

      All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR the election of the board’s nominees and FOR the approval of the Vector Group Ltd. Amended and Restated 1999 Long-Term Incentive Plan. The nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of the majority of votes cast with respect to the Long-Term Incentive Plan proposal will be necessary for approval assuming that the total vote cast represents a majority in interest of all securities entitled to vote on the proposal. For this purpose, abstentions are, but broker shares that are not voted are not, treated as votes cast.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the record date, the beneficial ownership of the Company’s Common Stock, the only class of voting securities, by:

•	each person known to the Company to own beneficially more than five percent of the Common Stock;

•	each of the Company’s directors and nominees;

•	each of the Company’s named executive officers (as such term is defined in the Summary Compensation Table below); and

•	all directors and executive officers as a group.

      Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned, and the business address of each person is 100 S.E. Second Street, Miami, Florida 33131.

Name and Address of	Number of	Percent of
Beneficial Owner	Shares	Class

Bennett S. LeBow(1)(4)(7)	16,042,077	35.8%

High River Limited Partnership(2)	8,757,098	21.9%
Barberry Corp.
Carl C. Icahn 767 Fifth Avenue New York, NY 10153

Howard M. Lorber(3)(4)(7)	2,630,648	6.5%

Richard S. Ressler(5)	2,329,210	5.9%
Orchard Capital Corporation 10960 Wilshire Boulevard Los Angeles, CA 90024

Robert J. Eide(4)(6)	45,410	(*	)
Aegis Capital Corp. 70 East Sunrise Highway Valley Stream, NY 11581

Jeffrey S. Podell(4)(6)	46,499	(*	)
182 Gannet Court Manhasset, NY 11030

Jean E. Sharpe(4)(6)	32,719	(*	)
28 Old Church Lane South Salem, NY 10590

Richard J. Lampen(7)(8)	311,490	(*	)

Marc N. Bell(7)(9)	98,568	(*	)

Ronald J. Bernstein(9) (10)	241,428	(*	)
Liggett Vector Brands Inc. One Park Drive Research Triangle Park, NC 27709

All directors and executive officers as a group (8 persons)	19,448,839	41.5%

(*)	The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

(1)	Includes 10,009,577 shares of Common Stock held by LeBow Gamma Limited Partnership, a Nevada limited partnership, 349,556 shares held by LeBow Alpha LLLP, a Delaware limited liability limited partnership, 90,171 shares held by The Bennett and Geraldine LeBow Foundation, Inc., a Florida not–for–profit corporation, 2,393,028 shares acquirable by LeBow Gamma Limited Partnership, as assignee of Mr. LeBow, upon exercise of currently exercisable options to purchase Common Stock, and 3,199,745 shares acquirable by LeBow Epsilon Investments Trust, as assignee of Mr. LeBow, upon exercise of currently exercisable options. Mr. LeBow indirectly exercises sole voting power and sole dispositive power over the shares of Common Stock held or acquirable by the partnerships and trust. The shares held by LeBow Alpha LLLP are pledged to US Clearing Corp. to secure a margin loan to Mr. LeBow. LeBow Holdings, Inc., a Nevada corporation, is the general partner of LeBow Alpha LLLP and is the sole stockholder of LeBow Gamma, Inc., a Nevada corporation, which is the general partner of LeBow Gamma Limited Partnership. Mr. LeBow is a director, officer and sole shareholder of LeBow Holdings, Inc., a director and officer of LeBow Gamma, Inc. and the sole trustee of LeBow Epsilon Investments Trust. Mr. LeBow and family members serve as directors and executive officers of the foundation, and Mr. LeBow possesses shared voting power and shared dispositive power with the other directors of the foundation with respect to the foundation’s shares of Common Stock.

(2)	Based upon a Form 4, filed by the named entities on November 22, 2002. Barberry Corp. is the general partner of High River Limited Partnership and is wholly owned by Mr. Icahn. Includes 737,735 shares of Common Stock issuable upon conversion of the Company’s convertible notes.

(3)	Includes 1,095,351 shares of Common Stock held by Lorber Epsilon 1999 Limited Partnership, a Delaware limited partnership, and 1,535,297 shares acquirable by Mr. Lorber upon exercise of currently exercisable options to purchase Common Stock. Mr. Lorber exercises sole voting power and sole dispositive power over the shares of Common Stock held by the partnership and by himself. Lorber Epsilon 1999 LLC, a Delaware limited liability company, is the general partner of Lorber Epsilon 1999 Limited Partnership. Lorber Alpha II Limited Partnership, a Nevada limited partnership, is the sole member of, and Mr. Lorber is the manager of, Lorber Epsilon 1999 LLC. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Mr. Lorber is a director, officer and controlling shareholder of Lorber Alpha II, Inc. Mr. Lorber disclaims beneficial ownership of 10,803 shares of Common Stock held by Lorber Charitable Fund. Lorber Charitable Fund is a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers.

(4)	The named individual is a director of the Company.

(5)	Based upon Amendment No. 6 to Schedule 13D dated April 15, 1998, filed by the named individual.

(6)	Includes 12,154 shares issuable upon exercise of currently exercisable options to purchase Common Stock.

(7)	The named individual is an executive officer of the Company.

(8)	Includes 241,490 shares issuable upon exercise of currently exercisable options to purchase Common Stock.

(9)	Represents shares issuable upon exercise of currently exercisable options to purchase Common Stock.

(10)	The named individual is an executive officer of the Company’s subsidiaries Liggett Vector Brands Inc. and Liggett Group Inc.

      In addition, by virtue of his controlling interest in the Company, Mr. LeBow may be deemed to own beneficially the securities of the Company’s subsidiaries, including VGR Holding Inc., Liggett Group, Vector Tobacco Inc. and New Valley Corporation. The disclosure of this information should not be construed as an admission that Mr. LeBow is the beneficial owner of any securities of the Company’s subsidiaries under Rule 13d-3 of the Securities Exchange Act of 1934 or for any other purpose, and beneficial ownership is expressly disclaimed. None of the Company’s other directors or executive officers beneficially owns any equity securities of any of the Company’s subsidiaries, except for Mr. Lorber and his affiliates who own 720,037 common shares of New Valley and 36,112 warrants to purchase New Valley common shares and hold options to acquire 65,333 New Valley common shares and 584,000 warrants.

NOMINATION AND ELECTION OF DIRECTORS

      The by-laws of the Company provide, among other things, that the board, from time to time, shall determine the number of directors of the Company. The size of the board is presently set at seven. The present term of office of all directors will expire at the annual meeting. Seven directors are to be elected at the annual meeting to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

      It is intended that proxies received will be voted FOR election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present board. The board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

      The board recommends that stockholders vote FOR election of the nominees named below.

Information with Respect to Nominees

      The following table sets forth certain information, as of the record date, with respect to each of the nominees. Each nominee is a citizen of the United States.

Name and Address	Age	Principal Occupation

Bennett S. LeBow	66	Chairman of the Board and Chief Executive
Vector Group Ltd.		Officer
100 S.E. Second Street Miami, FL 33131

Howard M. Lorber	55	President and Chief Operating Officer
Vector Group Ltd. 100 S.E. Second Street Miami, FL 33131

Ronald J. Bernstein	51	President and Chief Executive Officer,
Liggett Vector Brands Inc.		Liggett Group Inc. and Liggett Vector
One Park Drive		Brands Inc.
Research Triangle Park, NC 27709

Henry C. Beinstein	61	Money Manager, Gagnon Securities LLC
Gagnon Securities LLC 1370 Avenue of the Americas New York, NY 10022

Robert J. Eide	51	Chairman and Chief Executive Officer,
Aegis Capital Corp.		Aegis Capital Corp.
70 E. Sunrise Highway Valley Stream, NY 11581

Jeffrey S. Podell	63	Chairman of the Board and President,
182 Gannet Court		Newsote, Inc.
Manhasset, NY 11030

Jean E. Sharpe	57	Private Investor
28 Old Church Lane South Salem, NY 10590

      Each director is elected annually and serves until the next annual meeting of stockholders and until his successor is duly elected and qualified.

Business Experience of Nominees

      Bennett S. LeBow has been Chairman of the Board and Chief Executive Officer of the Company since June 1990 and has been a director of the Company since October 1986. Since November 1990, he has been Chairman of the Board and Chief Executive Officer of VGR Holding Inc., a wholly-owned subsidiary of the Company, which directly or indirectly holds the Company’s equity interests in several private and public companies. Mr. LeBow has served as President and Chief Executive Officer of Vector Tobacco Inc., a subsidiary of the Company engaged in the development and marketing of low nicotine and nicotine-free cigarette products and the development of reduced risk cigarette products, since January 2001 and as a director since October 1999. Mr. LeBow has been Chairman of the Board of New Valley Corporation, a majority-owned subsidiary of the Company engaged in the real estate business and seeking to acquire additional operating companies, since January 1988 and Chief Executive Officer since November 1994.

      Howard M. Lorber has been President, Chief Operating Officer and a director of the Company and VGR Holding since January 2001. Since November 1994, Mr. Lorber has served as President and Chief Operating Officer of New Valley, where he also serves as a director. Mr. Lorber has been Chairman of the Board of Directors of Hallman & Lorber Assoc. Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates since 1975; a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the National Association of Securities Dealers, since 1984; Chairman of the Board of Directors since 1987 and Chief Executive Officer since November 1993 of Nathan’s

Famous, Inc., a chain of fast food restaurants; a consultant to the Company and its Liggett Group Inc. subsidiary from January 1994 to January 2001; a director of United Capital Corp., a real estate investment and diversified manufacturing company, since May 1991; a director of Prime Hospitality Corp., a company doing business in the lodging industry, since May 1994; and the Chairman of the Board of Ladenburg Thalmann Financial Services since May 2001. He is also a trustee of Long Island University.

      Ronald J. Bernstein has been a director of the Company and VGR Holding since March 2004. Mr. Bernstein has served as President and Chief Executive Officer of Liggett since September 1, 2000 and of Liggett Vector Brands since March 2002. From July 1996 to December 1999, Mr. Bernstein served as General Director and, from December 1999 to September 2000, as Chairman of Liggett-Ducat Ltd., the Company’s former Russian tobacco business sold in 2000. Prior to that time, Mr. Bernstein served in various positions with Liggett commencing in 1991, including Executive Vice President and Chief Financial Officer.

      Henry C. Beinstein has been a director of the Company and VGR Holding since March 2004. Mr. Beinstein has served as a money manager and registered representative at Gagnon Securities LLC, a broker-dealer, since September 2002. He retired in August 2002 as the Executive Director of Schulte Roth & Zabel LLP, a New York-based law firm, a position he had held since August 1997. Before that, Mr. Beinstein had served as the Managing Director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing November 1995. Mr. Beinstein was the Executive Director of Proskauer Rose LLP, a New York-based law firm, from April 1985 through October 1995. Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and National Director of Finance and Administration at Coopers & Lybrand. Mr. Beinstein has been a director of Ladenburg Thalmann Financial Services since May 2001 and a director of New Valley since November 1994.

      Robert J. Eide has been a director of the Company and VGR Holding since November 1993. Mr. Eide has been the Chairman and Chief Executive Officer of Aegis Capital Corp., a registered broker-dealer, since 1984. Mr. Eide also serves as a director of Nathan’s Famous, Inc., a restaurant chain, and Ladenburg Thalmann Financial Services.

      Jeffrey S. Podell has been a director of the Company and VGR Holding since November 1993. Mr. Podell has been the Chairman of the Board and President of Newsote, Inc., a privately-held holding company, since 1989.

      Jean E. Sharpe has been a director of the Company and VGR Holding since May 1998. Ms. Sharpe is a private investor and has engaged in various philanthropic activities since her retirement in September 1993 as Executive Vice President and Secretary of the Company and as an officer of various of its subsidiaries. Ms. Sharpe previously served as a director of the Company from July 1990 until September 1993.

Board of Directors and Committees

      The board of directors, which held five meetings in 2003, currently has seven members. The board has determined that all four of the Company’s non-employee directors have no material relationship with the Company and meet the New York Stock Exchange listing standards for independence. Mr. Eide is an officer and stockholder of Aegis Capital Corp. which performs brokerage services for New Valley. See “Compensation Committee Interlocks and Insider Participation”. In making the determination that this relationship is not material and does not prevent Mr. Eide from being an “independent” director, the board took into account that the fees paid to Aegis are comparable to those paid to other brokerage firms for similar services and the amounts involved are insignificant to both New Valley and Aegis. Each director attended at least 75% of the aggregate number of meetings of the board and of each committee of which the director was a member held during such period. To ensure free and open discussion and communication among the non-employee directors of the board, the non-employee directors will meet in executive sessions periodically, with no members of management present. The chair of the corporate governance and nominating committee will preside at the executive sessions.

      The board of directors has four committees established in accordance with the Company’s bylaws: the executive committee, audit committee, compensation committee, and corporate governance and nominating committee. Each of the members of the audit committee, compensation committee, and corporate governance and nominating committee meets the New York Stock Exchange listing standards for independence.

      The executive committee, whose members are Messrs. LeBow, chairman, Lorber and Eide, did not meet in 2003. The executive committee exercises, in the intervals between meetings of the board, all the powers of the board in the management and affairs of the Company, except for matters expressly reserved by law for board action.

      The audit committee, whose members are currently Messrs. Beinstein, chairman, Eide and Podell and Ms. Sharpe, met six times in 2003. The committee is governed by a written charter, a copy of which is attached as Appendix A to this proxy statement. The audit committee oversees the Company’s financial statements, system of internal controls, and auditing, accounting and financial reporting processes; appoints, compensates, evaluates and, where appropriate, replaces the Company’s independent accountants; reviews annually the audit committee charter; and reviews and pre-approves audit and permissible non-audit services. See “Audit Committee Report.” Each of the members of the audit committee is financially literate, as required of audit committee members by the New York Stock Exchange. The board of directors has determined that Mr. Beinstein is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

      The compensation committee, whose members are currently Messrs. Eide, chairman, Beinstein and Podell, met four times in 2003. The committee is governed by a written charter. The compensation committee reviews, approves and administers management compensation and executive compensation plans. The compensation committee also administers the Company’s 1998 and 1999 Long-Term Incentive Plans. See “Compensation Committee Report on Executive Compensation.”

      The corporate governance and nominating committee, whose members are Ms. Sharpe, chair, and Messrs. Eide and Beinstein, was formed in March 2004. The committee is governed by a written charter. This committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of shareholders, develops and recommends to the board the corporate governance guidelines applicable to the Company, and oversees the evaluation of the board and management. In recommending candidates for the board, the committee shall take into consideration the following criteria established by the board in the Company’s corporate governance guidelines:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company; and

•	diversity of viewpoints, background, experience and other demographics.

The committee shall also consider such other factors as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board. The committee will consider nominees recommended by stockholders, which nominations should be submitted by directing an appropriate letter and resume to the secretary of the Company. If the Company were to receive recommendations of candidates from the Company’s stockholders, the committee would consider such recommendations in the same manner as all other candidates.

Corporate Governance Materials

      The Company’s corporate governance guidelines, code of business conduct and ethics and the charters of the Company’s audit committee, compensation committee, and corporate governance and nominating committee are all available in the investor relations section of the Company’s website (www.vectorgroupltd.com).

Executive Compensation

      The following table sets forth information concerning compensation awarded to, earned by or paid during the past three years to those persons who were, at December 31, 2003, the Company’s Chief Executive Officer and the other four most highly compensated executive officers (collectively, the “named executive officers”):

Summary Compensation Table(1)

								Long-Term
	Annual Compensation							Compensation

						Other		Securities	All
						Annual		Underlying	Other
Name and Principal Position	Year	Salary($)		Bonus($)		Compensation($)		Options(#)	Compensation($)

Bennett S. LeBow	2003	3,739,501	(2)	1,913,450	(3)	217,492	(4)	—	6,000	(5)
Chairman of the Board	2002	3,739,501	(2)	1,043,700	(3)	66,975	(4)	—	305,970	(5)
and Chief Executive	2001	3,739,501	(2)	1,043,700	(3)	68,101	(4)	551,250	505,858	(5)
Officer

Howard M. Lorber(6)	2003	2,325,777	(7)	1,500,000	(7)	190,718	(4)	—	—
President and Chief	2002	2,257,082	(7)	2,000,000	(7)	149,905	(4)	—	—
Operating Officer	2001	2,219,725	(7)	500,000	(7)	159,759	(4)	275,625	—

Richard J. Lampen(8)	2003	750,000		—		—		—	6,000	(9)
Executive Vice President	2002	750,000		—		—		—	6,000	(9)
	2001	750,000		—		—		—	—

Marc N. Bell(10)	2003	375,000		—		—		—	6,000	(9)
Vice President, General	2002	375,000		—		—		—	6,000	(9)
Counsel and Secretary	2001	375,000		—		—		—	—

Ronald J. Bernstein(11)	2003	650,000		—		—		—	6,000	(9)
President and Chief	2002	650,000		—		—		—	6,000	(9)
Executive Officer of	2001	650,000		650,000		—		262,500	5,100	(9)
Liggett Vector Brands and Liggett Group

(1)	Unless otherwise stated, the aggregate value of perquisites and other personal benefits received by the named executive officers are not reflected because the amounts were below the reporting requirements established by SEC rules.

(2)	Includes salary paid by New Valley of $2,000,000 per year.

(3)	Includes payments equal to 10% of Mr. LeBow’s base salary from the Company ($173,950 in each of 2003, 2002 and 2001) in lieu of certain other executive benefits and a special bonus of $863,500 in 2003, the proceeds of which were used by Mr. LeBow to repay to the Company its interest of $863,500 under his split-dollar insurance agreements.

(4)	Includes for Mr. LeBow $127,492 in 2003 for personal use of corporate aircraft and an allowance paid by New Valley to an entity affiliated with him for lodging and related business expenses of $90,000, $59,503 and $68,101 for 2003, 2002 and 2001, respectively. Includes for Mr. Lorber $41,281 in 2003 for personal use of corporate aircraft, an allowance paid by New Valley for lodging and related business expenses of $90,000 for 2003, 2002 and 2001 and an automobile allowance paid by New Valley of $59,437 for 2003, $41,973 for 2002 and $49,514 for 2001.

(5)	Represents $6,000 of 401(k) plan contributions for 2003 and 2002 and premiums paid in 2002 and 2001 by the Company under collateral assignment split-dollar insurance agreements covering the life of Mr. LeBow entered into by the Company in 1998 and 1999. Effective August 2002, no further premiums have been paid by the Company under the split-dollar insurance agreements. On December 31, 2003, Mr. LeBow repaid to the Company its interest of $863,500 in the split-dollar arrangements.

(6)	Effective January 17, 2001, Mr. Lorber was appointed President and Chief Operating Officer of the Company. Mr. Lorber had previously served as a consultant to the Company and Liggett Group and as President and Chief Operating Officer of New Valley, a position he continues to hold.

(7)	Includes salary of $1,822,587 and bonus of $1,500,000 paid by New Valley for 2003, salary of $1,769,004 and bonus of $2,000,000 paid by New Valley for 2002 and salary of $1,739,725 and bonus of $500,000 paid by New Valley for 2001.

(8)	The table reflects 100% of Mr. Lampen’s salary and bonus, all of which are paid by New Valley. Of Mr. Lampen’s salary from New Valley, $187,500 per year has been reimbursed to New Valley by the Company.

(9)	Represents 401(k) plan contributions.

(10)	The table reflects 100% of Mr. Bell’s salary, all of which are paid by the Company. Of Mr. Bell’s salary from the Company, $187,500 in 2003, 2002 and 2001 have been reimbursed to the Company by New Valley.

(11)	Mr. Bernstein has served as President and Chief Executive Officer of Liggett Group since September 2000 and of Liggett Vector Brands since March 2002.

      The following table sets forth certain information concerning option exercises during 2003 by the named executive officers and the status of their options as of December 31, 2003.

Aggregated Option Exercises During Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of	Value	Options at		In-The-Money Options
	Shares	Realized	December 31, 2003		at December 31, 2003*
	Acquired on	Upon
Name	Exercise	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Bennett S. LeBow	—	—	5,592,773	—	$34,295,496	—

Howard M. Lorber	—	—	1,535,297	—	$7,739,109	—

Richard J. Lampen	100,000	$1,243,000	241,490	—	$1,927,267	—

Marc N. Bell	—	—	126,568	—	$1,035,839	—

Ronald J. Bernstein	—	—	258,828	320,673	$873,641	$524,188

*	Calculated using the closing price of $16.32 per share on December 31, 2003 less the option exercise price.

Equity Compensation Plan Information

      The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s equity plans as of December 31, 2003.

			Number of securities remaining
	Number of securities to		available for future issuance
	be issued upon exercise	Weighted-average exercise	under equity compensation
	of outstanding options,	price of outstanding	plans (excluding securities
	warrants and rights	options, warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	9,417,034	$12.50	2,596,738

Equity compensation plans not approved by security holders (2)	222,195	$5.54	—

Total	9,639,229	$12.34	2,596,738

(1)	Includes options to purchase shares of the Company’s Common Stock under the following stockholder-approved plans: 1998 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan.

(2)	Includes (i) options for 36,462 shares of Common Stock at an exercise price of $13.78 granted in December 1999 to the Company’s three outside directors, which vested over three years; and (ii) options for 185,733 shares of Common Stock granted at an exercise price of $3.92 in 1997 and 1998 to employees of the Company, which vested in equal annual installments through January 1, 2003.

Compensation of Directors

      Outside directors of the Company receive $7,000 per annum as compensation for serving as director, $2,500 ($5,000 for the chair) per annum for each committee membership, $1,000 per meeting for each board meeting attended, and $500 per meeting for each committee meeting attended. In addition, each outside director of VGR Holding receives $28,000 per annum as compensation for serving as director, $500 per meeting for each board meeting attended, and $500 for each committee meeting attended. Each director is reimbursed for reasonable out-of-pocket expenses incurred in serving on the board of the Company and/or VGR Holding. The Company also makes available health and dental insurance coverage to its directors.

      Subject to approval of the Amended and Restated 1999 Long-Term Incentive Plan by the Company’s stockholders at the annual meeting, the Company will grant 10,000 restricted shares of Common Stock to each of the four outside directors of the Company. The stock grant will vest in three equal annual installments commencing on the first anniversary of the date of grant based on continued service as a director, subject to earlier vesting upon death, disability or the occurrence of a change-of-control.

Employment Agreements

      Bennett S. LeBow is a party to an employment agreement with the Company dated February 21, 1992, as amended July 20, 1998. The agreement has a one-year term with automatic renewals for additional one-year terms unless notice of non-renewal is given by either party six months prior to the termination date. As of January 1, 2004, Mr. LeBow’s annual base salary from the Company was $1,739,501. He was also paid an annual bonus for 2003 of $869,750 and an annual payment equal to 10% of his base salary in lieu of certain other executive benefits such as club memberships, company-paid automobiles and other similar perquisites. During 2003, Mr. LeBow received, in addition to the amounts provided for in his agreement, a special bonus of $863,500, the proceeds of which were used by Mr. LeBow to repay to the Company its interest of $863,500 under his split-dollar insurance agreements. Following termination of his employment without cause, he would continue to receive his then current base salary and bonus for 24 months. Following termination of his employment within two years of a change-of-control or in connection with similar events, he would receive a lump sum payment equal to 2.99 times his then current base salary and bonus.

      Mr. LeBow is a party to an employment agreement with New Valley dated as of June 1, 1995, as amended effective as of January 1, 1996. The agreement had an initial term of three years effective as of January 18, 1995, with an automatic one year extension on each anniversary of the effective date unless notice of non-extension is given by either party within the 60-day period before such anniversary date. As of January 1, 2004, Mr. LeBow’s annual base salary from New Valley was $2,000,000. Following termination of his employment without cause, he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the effective date following the termination notice. Following termination of his employment within two years of a change-of-control, he would receive a lump sum payment equal to 2.99 times his then current base salary.

      Howard M. Lorber is a party to an employment agreement with the Company dated January 17, 2001. The agreement has an initial term of three years from January 17, 2001, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2004, Mr. Lorber’s annual base salary was $519,349. Mr. Lorber’s salary is subject to an annual cost of living adjustment. In addition, the Board must periodically review this base salary and may increase but not decrease it from time to time in its sole discretion. The Board may also award an annual bonus to Mr. Lorber in its sole discretion. Following termination of his employment without cause, he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the effective date following the termination notice. Following termination of his employment within two years of a change-of-control, he would receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amounts earned by him for the twelve-month period ending with the last day of the month immediately before the month in which the termination occurs.

      Mr. Lorber is a party to an employment agreement with New Valley dated June 1, 1995, as amended effective as of January 1, 1996. The agreement has an initial term of three years effective as of January 18, 1995, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2004, Mr. Lorber’s annual base salary was $1,882,341. Mr. Lorber’s salary is subject to an annual cost of living adjustment. In addition, the New Valley board must periodically review this base salary and may increase but not decrease it from time to time in its sole discretion. New Valley’s board of directors may also award an annual bonus to Mr. Lorber in its sole discretion. The New Valley board awarded Mr. Lorber a bonus of $1,500,000 for 2003. Following termination of his employment without cause, he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the effective date following the termination notice. Following termination of his employment within two years of a change-of-control, he would receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amounts earned by him for the twelve-month period ending with the last day of the month immediately before the month in which the termination occurs.

      Richard J. Lampen is a party to an employment agreement with New Valley dated September 22, 1995. The agreement had an initial term of two and a quarter years from October 1, 1995 with automatic renewals after the initial term for additional one-year terms unless notice of non-renewal is given by either party within the 90-day period prior to the termination date. As of January 1, 2003, his annual base salary was $750,000. In addition, the New Valley board of directors may award an annual bonus to Mr. Lampen in its sole discretion. The New Valley board may increase but not decrease Mr. Lampen’s base salary from time to time in its sole discretion. Following termination of his employment without cause, Mr. Lampen would receive severance pay in a lump sum equal to the amount of his base salary he would have received if he was employed for one year after termination of his employment term.

      Marc N. Bell is a party to an employment agreement with the Company dated April 15, 1994. The agreement had an initial term of two years from April 15, 1994 with automatic renewals after the initial term for additional one-year terms unless notice of non-renewal is given by either party within the 60-day period prior to the termination date. As of January 1, 2004, his annual base salary was $375,000. In addition, the board of directors may award an annual bonus to Mr. Bell in its sole discretion. The board may increase but not decrease Mr. Bell’s base salary from time to time in its sole discretion. Following termination of his employment without cause, Mr. Bell would receive severance pay in a lump sum equal to the amount of his base salary he would have received if he was employed for one year after termination of his employment term.

      Ronald J. Bernstein, President and Chief Executive Officer of Liggett, is a party to an employment agreement with Liggett dated September 1, 2000. As of January 1, 2004, Mr. Bernstein’s annual salary was $750,000. Bonus payments are at the sole discretion of the board of Liggett. In case of termination, Mr. Bernstein is covered by Liggett’s executive termination policy which provides for 24 months of termination pay at the current salary of the executive, if a senior executive officer’s employment is terminated without cause.

Compensation Committee Interlocks and Insider Participation

      During 2003, Mr. Eide served as a member of the Company’s compensation committee. Mr. Eide is a stockholder, and serves as the Chairman and Chief Executive Officer, of Aegis Capital Corp., a registered broker-dealer, that has performed services for New Valley since before January 1, 2003. During 2003, Aegis received commissions and other income in the aggregate amount of approximately $48,000 from New Valley. Aegis has continued to provide services to New Valley in 2004.

Defined Benefit or Actuarial Plan Disclosure

      Liggett sponsors the Retirement Plan For Salaried Non-Bargaining Unit Employees of Liggett, which is a noncontributory, defined benefit plan. Each salaried employee of the participating companies becomes a participant on the first day of the month following one year of employment with 1,000 hours of service and the attainment of age 21. A participant becomes vested as to benefits on the earlier of his attainment of age 65, or upon completion of five years of service. Benefits become payable on a participant’s normal retirement date, age 65, or, at the participant’s election, at his early retirement after he has attained age 55 and completed ten years of service. A participant’s annual benefit at normal retirement date is equal to the sum of: (A) the product of: (1) the sum of: (a) 1.4% of the participant’s average annual earnings during the five-year period from January 1, 1986 through December 31, 1990 not in excess of $19,500 and (b) 1.7% of his average annual earnings during such five-year period in excess of $19,500 and (2) the number of his years of credited service prior to January 1, 1991; (B) 1.55% of his annual earnings during each such year after December 31, 1990, not in excess of $16,500; and (C) 1.85% of his annual earnings during such year in excess of $16,500. The maximum years of credited service is 35. If an employee was hired prior to January 1, 1983, there is no reduction for early retirement. If hired on or after January 1, 1983, there is a reduction for early retirement equal to 3% per year for the number of years prior to age 65 (age 62 if the participant has at least 20 years of service) that the participant retires. The plan also provides benefits to disabled participants and to surviving spouses of participants who die before retirement. Benefits are paid in the form of a single life annuity, with optional actuarially equivalent forms of annuity available. Payment of benefits is made beginning on the first day of the month immediately following retirement. As of December 31, 1993, the accrual of benefits under the plan was frozen.

      As of December 31, 2003, none of the named executive officers was eligible to receive any benefits under the retirement plan, except for Mr. Bernstein who is entitled to a monthly benefit of $372 at age 65.

      Under some circumstances, the amount of retirement benefits payable under the retirement plan to some employees may be limited by the federal tax laws. Any benefit lost due to such a limitation will be made up by Liggett through a non-qualified supplemental retirement benefit plan. Liggett has accrued, but not funded, amounts to pay benefits under this supplemental plan.

      Effective January 1, 2002, the Company adopted a Supplemental Executive Retirement Plan (“SERP”). The SERP is a defined benefit plan pursuant to which the Company will pay supplemental pension benefits to certain key employees, including the named executive officers. The SERP is intended to be unfunded for tax purposes, and payments under the SERP will be made out of the general assets of the Company.

      Under the SERP, the projected annual benefit payable to a participant at his normal retirement date is a predetermined amount set by the Company’s board of directors ($2,524,163 for Mr. LeBow, $1,051,875 for

Mr. Lorber, $250,000 for Mr. Lampen, $200,000 for Mr. Bell and $438,750 for Mr. Bernstein). Normal retirement date is defined as the January 1 following the attainment by the participant of the later of age 60 or the completion of eight years of participation following January 1, 2002 for the Company or a subsidiary. In the case of a participant who becomes disabled prior to his normal retirement date or whose service is terminated without cause, the participant’s benefit consists of a fractional portion of the full projected retirement benefit to which he would have been entitled had he remained employed through his normal retirement date, as actuarially discounted back to the date of payment. A participant who dies while working for the Company or a subsidiary (and before becoming disabled or attaining his normal retirement date) will be paid an actuarially discounted equivalent of his projected retirement benefit; conversely, a participant who retires beyond his normal retirement date will receive an actuarially increased equivalent of his projected retirement benefit. No participant whose employment is terminated upon his own volition, or for any reason other than death, disability or attainment of normal (or late) retirement, will be entitled to any benefits under the SERP.

      Benefits under the SERP are generally payable in the form of a joint and survivor annuity (in the case of a married participant) or a single life annuity (in the case of an unmarried participant), with either such form of distribution representing the actuarial equivalent of the benefits due the participant. A participant may also request that his benefits be paid in a lump sum, but the Company may approve or disapprove such request in its discretion.

Compensation Committee Report on Executive Compensation

      Compensation arrangements for the Company’s executive officers are usually negotiated on an individual basis between Mr. LeBow and each executive. The Company’s executive compensation philosophy is:

•	to base management’s pay, in part, on achievement of the Company’s goals;

•	to provide incentives to enhance stockholder value;

•	to provide competitive levels of compensation;

•	to recognize individual initiative and achievement; and

•	to assist the Company in attracting talented executives to a challenging and demanding environment and to retain such executives for the benefit of the Company and its subsidiaries.

      Compensation arrangements for the Company’s executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and any increased responsibilities assumed by the executive. Bonus arrangements of certain executive officers are fixed by contract and are not contingent. The Company, from time to time, considers the payment of discretionary bonuses to its executive officers. Bonuses are determined based, first, upon the level of achievement by the Company of its goals and, second, upon the level of personal achievement by such executive officers.

      The compensation package of Mr. LeBow was negotiated and approved by the independent members of the board of directors of the Company in February 1992. The compensation of Mr. LeBow is set forth in an employment agreement between Mr. LeBow and the Company. See “Employment Agreements”, above. During 2003, Mr. LeBow received, in addition to the amounts provided for in his agreement, a special bonus of $863,500, the proceeds of which were used by Mr. LeBow to repay to the Company its interest of $863,500 under his split-dollar insurance agreements.

      The compensation package of Mr. Lorber was negotiated and approved by the board of directors of the Company in January 2001 when Mr. Lorber was elected President and Chief Operating Officer of the Company. At that time, Mr. Lorber’s base salary from the Company was established at the same level as the consulting payments he had previously received from the Company and Liggett, subject to an annual cost of living adjustment. See “Employment Agreements”, above.

      The compensation package of Mr. Bernstein, as President and Chief Executive Officer of Liggett, was negotiated and approved by the board of directors of Liggett in September 2000. See “Employment Agreements”, above. Effective January 1, 2004, Mr. Bernstein’s base salary was increased from $650,000 to $750,000 to reflect the scope of his responsibilities, as the President and Chief Executive Officer of Liggett Vector Brands Inc. and Liggett Group Inc., for the management of the Company’s cigarette business.

      During 2003, the compensation committee adopted a corporate aircraft policy which permits personal use of corporate aircraft by Messrs. LeBow and Lorber subject to annual limits of $200,000 and $100,000, respectively. The value of the personal usage will be calculated using the applicable standard industry fare level formula established by the Internal Revenue Service, and Messrs. LeBow and Lorber will pay income tax on such value.

      In 1993, Section 162(m) was added to the Internal Revenue Code of 1986. This section generally provides that no publicly held company may deduct compensation in excess of $1,000,000 paid in any taxable year to its chief executive officer or any of its four other highest paid officers unless:

•	the compensation is payable solely on account of the attainment of performance goals;

•	the performance goals are determined by a compensation committee of two or more outside directors;

•	the material terms under which compensation is to be paid are disclosed to and approved by the stockholders of the Company; and

•	the compensation committee certifies that the performance goals were met.

This limitation is applicable to the cash compensation paid by the Company to Mr. LeBow and the other named executives officers in 2003.

      The foregoing information is provided by the compensation committee of the Company.

Robert J. Eide, Chairman
Jeffrey S. Podell

Audit Committee Report

      The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent auditors, are responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and for expressing an opinion on those financial statements based on their audit. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with the Company’s management and its independent auditors.

      The committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

      The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The committee has also considered whether the provision of the services described under the caption “Audit Fees and Non-Audit Fees” is compatible with maintaining the independence of the independent auditors.

      Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

      This report is submitted by the audit committee of the Company.

Henry C. Beinstein, Chairman
Robert J. Eide
Jeffrey S. Podell
Jean E. Sharpe

Audit and Non-Audit Fees

      The audit committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In accordance with Section 10A(i) of the Securities Exchange Act, before PricewaterhouseCoopers LLP is engaged to render audit or non-audit services, the engagement is approved by the audit committee. All of the services provided and fees charged by PricewaterhouseCoopers LLP in 2003 were pre-approved by the audit committee.

      Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the annual financial statements of the Company and its consolidated subsidiaries and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the years ended December 31, 2003 and 2002 were $702,800 and $673,450, respectively, net of expenses.

      Audit-Related Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for audit-related fees for the years ended December 31, 2003 and 2002 were $50,000 and $45,000, respectively, net of expenses. These amounts include employee benefit plan audits and attest services in 2003 and 2002 and internal control consultations related to Sarbanes-Oxley Section 404 compliance in 2003.

      Tax Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for tax services for the years ended December 31, 2003 and 2002, were $130,929 and $169,286, respectively, net of expenses. The services were primarily for state tax advice.

      All Other Fees. Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002, were $0 and $89,653, respectively, net of expenses. These other fees were primarily for human resource services.

Performance Graph

      The following graph compares the total annual return of the Company’s Common Stock, the S&P 500 Index, the S&P MidCap 400 Index and the AMEX Tobacco Index for the five years ended December 31, 2003. The graph assumes that $100 was invested on December 31, 1998 in the Common Stock and each of the indices, and that all cash dividends and distributions were reinvested. Information for the Company’s Common Stock includes the value of the December 20, 2001 distribution to the Company’s stockholders of shares of Ladenburg Thalmann Financial Services common stock and assumes such stock was held by the stockholders until December 31, 2003.

	12/98	12/99	12/00	12/01	12/02	12/03

Vector Group Ltd.	100	67	81	188	77	127
S&P 500	100	121	110	97	76	97
S&P MidCap	100	115	135	134	114	155
AMEX Tobacco	100	65	112	149	142	189

Certain Relationships and Related Transactions

      In 1995, the Company and New Valley entered into an expense sharing agreement pursuant to which lease, legal, support and administrative expenses are allocated to the entity incurring the expense. The Company was reimbursed net amounts of approximately $480,000 in 2003 under this agreement. The arrangement with New Valley has continued in 2004.

      In connection with the Company’s convertible note offering in July 2001, the placement agent for the offering required that Bennett S. LeBow, the principal stockholder and Chairman of the Company, grant the placement agent the right, in its sole discretion, to borrow up to 3,472,875 shares of Common Stock from the principal stockholder or any entity affiliated with him during the three-year period ending June 29, 2004 and that he agree not to dispose of such shares during the three-year period, subject to limited exceptions. In consideration for the principal stockholder agreeing to lend his shares in order to facilitate the Company’s offering and accepting the resulting liquidity risk, the Company agreed to pay him or an affiliate designated by him an annual fee, payable on a quarterly basis at his election in cash or shares of Common Stock, equal to 1% of the aggregate market value of 3,472,875 shares of Common Stock. For the year ended December 31, 2003, the Company paid an entity affiliated with Mr. LeBow an aggregate of $498,000 in cash under this agreement.

      As of the record date, High River Limited Partnership, an investment entity owned by Carl C. Icahn, was the beneficial owner of 21.9% of the Common Stock. High River owns $20,000,000 of the Company’s 6.25% convertible notes due 2008, convertible into 737,735 shares of Common Stock on the record date. High River received interest payments on the notes of $1,250,000 during 2003.

      Various executive officers and directors of the Company and New Valley serve as members of the Board of Directors of Ladenburg Thalmann Financial Services Inc., which is indebted to New Valley. For additional information concerning these borrowings, see note 21 to the Company’s consolidated financial statements in the accompanying 2003 annual report to stockholders, which note should be deemed part of this proxy statement.

      Howard M. Lorber, the President and a director of the Company, is Chairman of Hallman & Lorber. During 2002, Mr. Lorber and Hallman & Lorber and its affiliates received ordinary and customary insurance commissions aggregating approximately $541,000 on various insurance policies issued for the Company and its subsidiaries and investees. Mr. Lorber and Hallman & Lorber and its affiliates have continued to provide services to the Company in 2004.

      See also “Compensation Committee Interlocks and Insider Participation.”

APPROVAL OF VECTOR GROUP LTD. AMENDED AND RESTATED

1999 LONG-TERM INCENTIVE PLAN

      The board has approved and the Company has adopted, subject to stockholder approval, the Vector Group Ltd. Amended and Restated 1999 Long-Term Incentive Plan. A general description of the basic features of the plan is set forth below. This description is qualified in its entirety by reference to the full text of the plan which is attached as Appendix B to this proxy statement.

Purpose

      The purpose of the plan is to promote the interests of the Company, its subsidiaries and its stockholders by enabling the Company to attract, retain and motivate officers, employees, directors and consultants and to align the interests of those individuals and the Company’s stockholders. To do this, the plan offers equity-based opportunities to provide such persons with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its subsidiaries.

Number of Shares

      The maximum number of shares of Common Stock as to which awards may be granted under the plan will increase from 6,077,531 shares to 8,500,000 shares. Stock options for approximately 3,853,000 shares have been awarded and are currently outstanding under the 1999 plan prior to its amendment and restatement. Approximately 396,000 shares are currently available for award under the Vector Group Ltd. 1998 Long-Term Incentive Plan. During any calendar year, no individual may be granted stock options under the plan to acquire more than 1,825,000 shares of Common Stock. In addition, during the term of the plan, no individual participant may receive awards of stock options, stock appreciation rights and/or restricted shares in excess of 4,250,000 shares. These limits are subject to proportional adjustment to reflect stock changes, such as stock dividends and stock splits.

      If any awards expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion will again be available for awards under the plan, subject to limitations.

Administration

      The administration, interpretation and operation of the plan will be vested in a committee of the board. Members of the committee will serve at the pleasure of the board, which may at any time remove or add members to it. The day-to-day administration of the plan may be carried out by officers and employees of the

Company designated by the committee. The board has designated its compensation committee to administer the plan.

Eligibility

      All officers, employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the plan; the Company and its subsidiaries currently have approximately 1,100 employees. Awards under the plan will be made by the committee. Awards will be made pursuant to individual award agreements between the Company and each participant.

Awards Under the Plan

      Introduction. Awards under the plan may consist of stock options, stock appreciation rights or restricted shares, each of which is described below. All awards will be evidenced by an agreement approved by the committee. In the discretion of the committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee. In the event of any change in the outstanding shares of Common Stock of the Company by reason of certain stock changes, including without limitation stock dividends and stock splits, the terms of awards and number of shares of any outstanding award may be equitably adjusted by the board in its sole discretion. Except as set forth below under “Planned 2004 Stock Awards under the Plan”, no determination has been made as to future awards which may be granted under the plan, although it is anticipated that future recipients of awards may include current executive officers and directors of the Company and its subsidiaries.

      Stock Options and Stock Appreciation Rights. A stock option is an award that entitles a participant to purchase shares of Common Stock at a price fixed at the time the option is granted. Stock options granted under the plan may be in the form of incentive stock options which qualify for special tax treatment or non-qualified stock options, and may be granted alone or in addition to other awards under the plan, or in tandem with stock appreciation rights (“SARs”).

      SARs entitle a participant to receive, upon exercise, cash, restricted shares or unrestricted shares of Common Stock, or any combination thereof, as provided in the relevant award agreement, with a value equal to the difference between

•	the fair market value on the exercise date of the shares with respect to which an SAR is exercised and

•	the fair market value of such shares on the date the SAR was granted,

multiplied by the number of shares of Common Stock for which the SAR has been exercised.

      No SAR may be exercised until six months after its grant or prior to the exercisability of the stock option with which it is granted in tandem, whichever is later.

      The exercise price and other terms and conditions of options will be determined by the committee at the time of grant, and in the case of incentive stock options, the exercise price will not be less than the fair market value of the Common Stock on the date of the grant. No term of any incentive stock options may exceed ten years after grant. An option or SAR grant under the plan does not provide an optionee any rights as a shareholder. These rights will accrue only as to shares actually purchased through the exercise of an option or the settlement of an SAR.

      The committee may cancel “out-of-the-money” stock options granted under the plan or the 1998 plan and reissue either immediately or after the passage of time (e.g., 6 months and a day) options to the holders of such cancelled options with such terms and conditions and exercise prices as the committee determines.

      An option or SAR grant under the plan may, if determined by the committee, include the payment of dividend equivalents. Under such an award, the participant would receive a payment equal to the amount of any dividend or other distribution that would have been paid on the shares covered by the award had the covered shares been issued and outstanding on the dividend record date.

      Exercise of an option or an SAR will result in the cancellation of the related option or SAR to the extent of the number of shares in respect of which such option or SAR has been exercised. Unless otherwise determined by the committee or provided in the relevant award agreement, stock options shall become exercisable over a three-year period from the date of grant with 33 1/3% vesting on each anniversary of the grant in that time period.

      Payment for shares issuable on exercise of an option may be made either in cash or, if permitted by the committee, by tendering a fully-secured promissory note or shares of Common Stock owned by a participant for at least six months with a fair market value at the date of exercise equal to the portion of the exercise price not paid in cash. The committee may also allow participants to simultaneously exercise stock options and sell the acquired shares of Common Stock under a “cashless exercise” arrangement.

      Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the committee in the relevant award agreement. The restricted shares become unrestricted only in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement, but in no event may restricted shares vest before six months after the date of grant. A participant may not sell or otherwise dispose of restricted stock until the conditions imposed by the committee have been satisfied. Restricted share awards under the plan may be granted alone or in addition to other awards under the plan. Restricted shares that vest will be reissued as unrestricted Common Stock.

      Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends will be treated as additional restricted shares.

Forfeiture Upon Termination

      Unless otherwise provided in the relevant award agreement or in a participant’s then-effective employment agreement, if a participant’s employment is terminated for any reason, any unexercisable option or SAR will be forfeited and canceled by the Company. The participant’s right to exercise any then-exercisable option or SAR will terminate 90 days after the date of termination, but not beyond the stated term of the stock option or SAR. However, the committee may, to the extent options and/or SARs were exercisable on the date of termination, extend these periods, but not beyond the stated term of such option and/or SAR. If a participant dies, becomes totally disabled or retires, he or she or his or her estate or other legal representative, to the extent these options or SARs are exercisable immediately before the date of death, total disability or retirement, will be entitled to exercise any stock options or SARs for one year, but not beyond the stated term of the option or SAR.

      If a participant’s employment is terminated for any reason other than death, total disability or retirement before satisfaction and/or lapse of the restrictions, terms and conditions, applicable to any grant of restricted shares, such restricted shares will be immediately forfeited. However, the committee may, in its sole discretion, determine within 90 days after termination that all or a portion of the restricted shares should not be forfeited. In the case of death, total disability or retirement, the participant or his or her estate or other legal representatives will become 100% vested in any restricted shares as of the date of termination.

Amendment, Suspension or Termination of the Plan

      The board of directors may suspend or terminate the plan at any time and may amend the plan at any time as it deems advisable to insure that awards conform to or otherwise reflect changes in applicable law or regulations, or otherwise as it may deem in the best interests of the Company or any subsidiary. No amendment, suspension or termination by the board of directors shall materially adversely affect the rights of any award, without the consent of the grantee, or make any change that would disqualify the plan from the benefits or entitlements to deductions provided under Sections 422 and 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of the Plan

      Incentive Stock Options. Stock options granted under the plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. No income is recognized by the optionee upon the exercise of an incentive stock option if the holding period requirements contained in the plan and in Section 422 of the Code are met. These include the requirement that the optionee remain an employee of the Company or a subsidiary during the period beginning with the date of the grant and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised. The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

      Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the shares are disposed of after the second anniversary of the date of grant of the option and after the end of the one-year period beginning on the day after the shares are issued to the optionee, any gain or loss realized upon the disposition will be long-term capital gain or loss, and the Company will not be entitled to any income tax deduction in respect of the option or its exercise. For purposes of determining the amount of the gain or loss, the optionee’s tax basis in the shares will be the option price.

      Generally, if the shares are disposed of within these periods, the excess of the amount realized up to the fair market value of the shares on the exercise date over the option price will be compensation taxable to the optionee as ordinary income. In this case, the Company will be entitled to a deduction, subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”, equal to the amount of ordinary income realized by the optionee.

      If an optionee has not remained an employee of the Company during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised, the exercise of the option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

      Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company will be entitled to a deduction, subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”, in an amount equal to the difference between the fair market value on the exercise date of the shares acquired and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long-or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of the gain or loss, the optionee’s tax basis in the shares will be the fair market value of the shares on the exercise date.

      If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares. However, if the shares tendered were previously acquired upon exercise of an incentive stock option, and exercise occurs within two years after the date of grant of the option or one year after the tendered shares were acquired, the tender will be a taxable disposition with the tax consequences described above under the caption “Incentive Stock Options” for taxable dispositions within two years after the date of grant of the option or within one year after shares are acquired upon the exercise of an incentive stock option.

      If the optionee tenders shares upon an exercise of an option that would result in the receipt of compensation by the optionee, the optionee will recognize compensation taxable as ordinary income. In this case, the Company will be entitled to a deduction, subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”, in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise in excess of the number of tendered shares, less any cash paid by the optionee.

      Stock Appreciation Rights. Generally, upon the grant of a stock appreciation right, an optionee will not realize any income. At the time a stock appreciation right is exercised, an optionee will realize compensation taxable as ordinary income, and the Company will be entitled to a deduction, in an amount equal to any cash received before applicable withholding plus the fair market value on the exercise date of any shares of Common Stock received. The optionee’s tax basis in shares received upon the exercise of a stock appreciation right will be the fair market value of such shares on the exercise date and the holding period of such shares for capital gain purposes will begin on such date.

      Restricted Stock. An employee will not realize any income upon an award of restricted stock. At the time the terms and conditions applicable to a share of restricted stock are satisfied, an employee will realize compensation taxable as ordinary income, and the Company will be entitled to a deduction, equal to the then fair market value of the shares of unrestricted Common Stock received by the employee. The employee’s tax basis for any such shares of Common Stock would be their fair market value on the date such terms and conditions are satisfied.

      An employee who receives an award of shares of restricted stock may irrevocably elect under Section 83(b) of the Code to report compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value of the shares determined without regard to any restrictions on the date of the transfer of the shares to the employee upon such award. This election must be made by the employee not later than 30 days after the date of such award. If an election is made, no income would be recognized by the employee and the Company will not be entitled to a corresponding deduction at the time the applicable terms and conditions are satisfied. The employee’s tax basis for the shares of restricted stock received would be the fair market value of the restricted stock determined without regard to any restrictions thereon on the date of the award. If an employee makes this election and subsequently all or part of the award is forfeited, the employee will not be entitled to a deduction as a result of the forfeiture.

      Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year. However, compensation which is performance-based will be excluded for purposes of calculating the amount of compensation subject to this limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee is not affected by this provision.

      The Company has structured the plan so that compensation for which the Company may claim a deduction in connection with the exercise of non-qualified stock options and related SARs and the disposition by an optionee of shares acquired upon the exercise of incentive stock options may be performance-based within the meaning of Section 162(m). However, the Company’s deduction for any payments to holders of options equal to the amount of any dividends or similar distributions with respect to the shares of the Common Stock underlying the unexercised portion of the options will be subject to the limitations on deductibility under Section 162(m). Because the restricted share awards under the plan are not deemed to be performance-based under Section 162(m), amounts for which the Company may claim a deduction upon the lapse of any restrictions on such restricted share awards will be subject to the limitations on deductibility under Section 162(m).

      The recognition by an employee of compensation income with respect to a grant or an award under the plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for the shares.

Amended and Restated Plan Benefits

      As described above, the committee in its discretion will select the participants who receive awards and the size and type of those awards, if the plan is approved by stockholders. It is, therefore, not possible to predict the awards that will be made to particular individuals or groups in the future under the plan. No stock options were awarded in fiscal 2003 to the Company’s Chief Executive Officer or any of the other named executive officers; however, options with respect to 15,750 shares were issued in 2003 to other officers and employees of the Company and its subsidiaries.

Planned 2004 Stock Awards Under the Plan

      Subject to approval of the plan by stockholders, the Company will grant 10,000 restricted shares of Common Stock to each of the four outside directors of the Company (Messrs. Beinstein, Eide and Podell and Ms. Sharpe). The stock grant will vest in three equal annual installments commencing on the first anniversary of the date of grant based on continued service as a director, subject to earlier vesting upon death, disability or the occurrence of a change-of-control.

      The Company also plans, subject to stockholder approval of the plan, to offer approximately six employees (who are not executive officers of the Company) the opportunity to have their “out-of-money” stock options cancelled, with replacement options to be issued six months and a day later at the then fair market value of the Common Stock and subject to such terms and conditions as the committee may determine. These employees hold approximately 266,000 options with exercise prices ranging from $25.44 to $35.76 per share.

      At the record date, the total number of outstanding shares of Common Stock was 39,112,553 shares. The closing price of the Common Stock on April 19, 2004 on The New York Stock Exchange was $17.00 per share.

Effective Date

      The plan became effective on April 16, 2004, the date of its adoption by the board of directors, subject to stockholder approval. The plan will terminate on December 31, 2013, except with respect to awards then outstanding. Thereafter no further awards will be granted under the plan unless the plan is extended by the board of directors.

Approval of the Plan

      To become effective, the plan must be approved by the affirmative vote of a majority of the votes cast at the annual meeting on this proposal by the holders of the shares of Common Stock entitled to vote, assuming a majority of votes is cast.

      The board recommends a vote FOR approval of the plan.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP has been the independent accountants for the Company since December 1986 and will serve in that capacity for the 2004 fiscal year unless the audit committee deems it advisable to make a substitution. It is expected that one or more representatives of such firm will attend the annual meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the annual meeting if they desire.

MISCELLANEOUS

Annual Report

      The Company has mailed, with this proxy statement, a copy of the annual report to each stockholder as of the record date. If a stockholder requires an additional copy of the annual report, the Company will provide one, without charge, on the written request of any such stockholder addressed to the Company’s secretary at Vector Group Ltd., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires directors and executive officers of the Company, as well as persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC regulations to furnish the Company with copies of all reports that they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to the fiscal year ended December 31, 2003, all reporting persons have timely complied with all filing requirements applicable to them.

Stockholder Communications

      Any stockholder wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o the Company’s secretary at Vector Group Ltd., 100 S.E. Second Street, 32ndFloor, Miami, Florida 33131. The secretary will forward these communications directly to the director(s) in question. The independent directors of the Board review and approve the stockholder’s communication process periodically to ensure effective communication with stockholders.

      Although the Company does not have a policy with regard to Board members’ attendance at the annual meeting of stockholders, all of the directors are invited to attend such meeting. Two of the Company’s directors were in attendance at the Company’s 2003 annual meeting.

Stockholder Proposals for the 2005 Annual Meeting

      Proposals of stockholders intended to be presented at the 2005 annual meeting of stockholders of the Company and included in the Company’s proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices, 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, Attention: Marc N. Bell, Secretary, on or before December 23, 2004 in order to be eligible for inclusion in the Company’s proxy statement relating to that meeting. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely unless submitted by March 9, 2005.

Other Matters

      All information in this proxy statement concerning the Common Stock has been adjusted to give effect to the 5% stock dividends paid to the stockholders of the Company on September 30, 1999, September 28, 2000, September 28, 2001, September 27, 2002 and September 29, 2003.

      The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for customary and reasonable expenses incurred in forwarding soliciting material to the beneficial owners of Common Stock.

      The board knows of no other matters which will be presented at the annual meeting. If, however, any other matter is properly presented at the annual meeting, the proxy solicited by this proxy statement will be voted in accordance with the judgment of the person or persons holding such proxy.

By Order of the Board of Directors,

BENNETT S. LEBOW
Chairman of the Board of Directors

Dated: April 21, 2004

Appendix A

Vector Group Ltd.

AUDIT COMMITTEE CHARTER

(as amended and restated March 3, 2004)

Purpose of Committee

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Vector Group Ltd. (the “Company”) is provide assistance to the Board in fulfilling its responsibility relating to oversight of corporate accounting, reporting practices of the Company, the quality and integrity of the financial reports of the Company, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the Company’s independent auditors and internal audit function. In so doing, the Committee shall maintain free and open means of communication between the directors, the independent auditors, the internal auditor and the financial management of the Company.

Committee Membership

      The Committee shall be composed of at least three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall meet the independence, experience and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including SEC Rule 10A-3). At least one member of the Committee shall have accounting or related financial management expertise as defined by the Securities and Exchange Commission (the “SEC”) or, in the business judgment of the Board, be capable of serving the functions expected of such an audit committee financial expert.

      Members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

      The Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve on the Committee, and discloses this determination in the Company’s annual proxy statement.

Committee Structure and Operations

      The Board shall designate one member of the Committee as its Chair. The Committee shall meet in person or telephonically with management at least four times a year at a time and place determined by the Committee Chair, with further meetings to occur, or actions to be taken by written consent, when deemed necessary or desirable by the Committee or its Chair.

      As part of its objective to foster open communication, the entire Committee shall meet at least annually with management, the internal auditor and the independent auditors at the conclusion of the annual audit in separate executive sessions. Among the items to be discussed with the independent auditors is their evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

      The Committee shall meet with the independent auditors and management quarterly, prior to the release of earnings and the filing of the Form 10-K and Form 10-Q.

Committee Responsibilities

      The Committee shall have the ultimate authority and responsibility to directly appoint, retain, compensate, evaluate and terminate the independent auditors (subject, if applicable, to stockholder ratification). The Committee shall approve in advance all audit engagement fees and terms and all non-audit engagements of the independent auditors. The Committee shall consult with management, but shall not delegate these responsibilities. The independent auditors shall report directly to the Committee.

      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of high quality.

      The Committee, to the extent it deems appropriate, shall:

          Financial Statement and Disclosure Matters

1.	Review and discuss the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements and management’s discussion and analysis to be presented to the stockholders. Any significant changes in the Company’s selection or application of accounting principles should be reviewed. The Committee shall then recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

3.	Discuss with management and the independent auditors prior to the filing of the Form 10-K and Form 10-Q significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods within generally accepted accounting principles on the financial statements.

4.	Discuss with management and the independent auditors all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

5.	Discuss with management and the independent auditors the Company’s significant financial risks or exposures and consider the steps management has taken to monitor and control such risks to the Company.

6.	Review, with the Company’s counsel, any legal matters that would reasonably be expected to have a significant impact on the Company’s financial statements.

7.	Review, with management and the independent auditors, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

8.	Discuss generally the Company’s earnings press releases, including the type and presentation of information to be included, as well as the financial information and any earnings guidance provided to analysts in quarterly conference calls and to rating agencies.

          Internal Controls

1.	Consider with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. These controls shall provide reasonable assurance of the integrity of financial information and assurance that the Company’s reported financial results are presented fairly in conformity with generally accepted accounting principles. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that are illegal or otherwise improper. The Committee should consider and review any related significant findings and recommendations of the independent auditors and management’s responses thereto.

          Independent Auditors

1.	Arrange to have the independent auditors report directly to the Committee.

2.	Review the independent auditors’ proposed audit scope and approach.

3.	Obtain a formal written statement on a periodic basis from the independent auditors delineating all relationships the independent auditors have with the Company. The Committee shall review and discuss with the independent auditors any disclosed relationships or services that would reasonably be expected to impact the objectivity and independence of the independent auditors and take appropriate action to satisfy itself of the independence of the independent auditors.

4.	Obtain assurance from the independent auditors that if they detect or become aware of any illegal action that the Committee is adequately informed and obtain a report if the independent auditors have reached specific conclusions with respect to such illegal acts.

5.	Review with the independent auditors any difficulties the auditors encountered in the course of their audit work.

6.	Resolve any disagreements between management and the independent auditors including any restrictions on the scope of activities or access to requested information.

7.	Discuss written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

8.	Review annually the qualifications, performance and independence of the independent auditors, particularly the lead partner of the independent auditors’ team.

9.	Obtain and review annually a report by the independent auditors describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years in respect to one or more independent audits by the firm and any steps taken to deal with any such issues, and all relationships between the independent auditors and the Company.

10.	Ensure the rotation of the audit partners as required by law and consider whether there should be a regular rotation of the audit firm itself.

11.	Establish hiring policies for employees or former employees of the independent auditors.

          Internal Audit

1.	Review and consult with management regarding the appointment and replacement of the internal auditor. The Company may outsource the internal audit function to a firm other than the independent auditors approved by the Committee.

2.	Review annually internal audit objectives, resources and effectiveness, its objectivity and status within the Company, and its annual audit plan, including its coordination with the examination performed by the independent auditors. Determine that no unjustified restrictions or limitations which impact or impair the scope of the internal auditor or the internal auditor’s access to required information.

3.	Review significant internal audit findings reported during the year and their respective impact on internal controls, the control environment and the overall efficiency and effectiveness of the Company’s operations.

          Other

1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

2.	Review and reassess the adequacy of the Committee’s charter annually.

3.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

4.	Prepare a report for inclusion in the Company’s annual proxy statement that describes the Committee’s composition and responsibilities and how they were discharged as required by the rules of the SEC.

Delegation to Subcommittee

      The Committee may, in its discretion, delegate all or a portion of its responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Performance Evaluation

      The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chair of the Committee or any other member of the Committee designated by the Committee to make this report.

Resources and Authority of the Committee

      The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate to carry out its duties, without seeking approval of the Board or management. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and to any advisors employed by the Committee and for payment of the administrative expenses of the Committee.

Limitation of Committee’s Role

      While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Appendix B

VECTOR GROUP LTD.

AMENDED AND RESTATED

1999 LONG-TERM INCENTIVE PLAN
(as Amended and Restated as of April 16, 2004)

* * * * *

      1. Purpose. The purpose of the Amended and Restated 1999 Long-Term Incentive Plan (the “Plan”) is to further and promote the interests of Vector Group Ltd. (the “Company”), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate officers, employees, directors and consultants or those who will become officers, employees, directors or consultants, and to align the interests of those individuals and the Company’s shareholders. To do this, the Plan offers equity-based opportunities providing such officers, employees, directors and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

      2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means an award or grant made to a Participant under Sections 6, 7 and/or 8 of the Plan.

2.2 “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 15.6 of the Plan in connection with the granting of an Award.

2.3 “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4 “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5 “Committee” means the committee of the Board established to administer the Plan, as described in Section 3 of the Plan.

2.6 “Common Stock” means the Common Stock, par value $.10 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.7 “Company” means Vector Group Ltd., a Delaware corporation, or any successor corporation to Vector Group Ltd.

2.8 “Disability” means disability as defined in the Participant’s Award Agreement or then effective employment agreement, or if the Participant’s Award Agreement does not define disability, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.8, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10 “Fair Market Value” means on, or with respect to, any given date(s), the closing price of the Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

2.11 “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.12 “Non-Qualified Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.13 “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.14 “Plan” means the Vector Group Ltd. Amended and Restated 1999 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.15 “Restricted Shares” means the restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.16 “Retirement” means the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of (i) age 65, or (ii) 60, with the consent of the Board.

2.17 “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

2.18 “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain, or any “subsidiary” of the Company as defined in Rule 405 under the Securities Act of 1933, as amended.

      3. Administration.

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than two (2) of the then members of the Board who are Outside Directors (within the meaning of Code Section 162(m) and the regulations promulgated thereunder) of the Company. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

3.2 Plan Administration and Plan. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determina-

tion, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

      4. Term of Plan/Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on December 31, 2013, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 13.2 of the Plan, shall not exceed 8,500,000 shares. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

4.3 Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan, and the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 of the Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

      5. Eligibility. Individuals eligible for Awards under the Plan shall consist of all officers, employees, directors and consultants, or those who will become such officers, employees, directors or consultants, of the Company and/or its Subsidiaries who are responsible for the management, growth and protection of the business of the Company and/or its Subsidiaries or whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company.

      6. Stock Options.

6.1 Terms and Conditions. Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the “Stock Option(s)”). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Shareholder”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option; provided, further, however, that, in the case of a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

6.4 Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the Participant for at least six (6) months, or (c) some other form of payment acceptable to the Committee. The Committee may also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a “cashless exercise” arrangement or program, selected by and approved of in all respects in advance by the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.6 Exercisability. In respect of any Stock Option granted under the Plan, unless otherwise provided in the Award Agreement or in the Participant’s employment agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

•	33%, on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries;

•	66%, on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries; and

•	100%, on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries.

6.7 Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.

6.8 “Repricings” Permitted. The Committee may, at any time, in its sole discretion, cancel “out-of-the-money” stock options granted under the Plan or under the Vector Group Ltd. 1998 Long-Term Incentive Plan, and reissue either immediately or after the passage of time (e.g., 6 months and a day) options to the holders of such cancelled options with such terms and conditions and exercise prices as the Committee determines.

      7. Stock Appreciation Rights.

7.1 Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2 Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

7.3 Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

7.4 Date of Exercisability. Unless otherwise provided in the Participant’s employment agreement or the Award Agreement in respect of any Stock Appreciation Right, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the date which is six (6) months after the date on which the Stock Appreciation Right was granted or prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

7.5 Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

7.6 Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

      8. Restricted Shares.

8.1 Terms and Conditions. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the

Vector Group Ltd. Amended and Restated 1999 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Vector Group Ltd. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Vector Group Ltd., 100 S.E. Second Street, Miami Florida 33131. Vector Group Ltd. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Vector Group Ltd. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

8.2 Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

8.3 Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). Notwithstanding the preceding sentence, in no event shall the Restriction Period be less than six (6) months after the date of grant. During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan.

8.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

8.5 Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

      9. Deferral Elections/Tax Reimbursements/Other Provisions.

9.1 Deferrals. The Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash, and the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Committee may also provide in the relevant Award Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement, or earn out of any Award made under the Plan.

9.2 Maximum Yearly Awards. The maximum annual Common Stock amounts in this Section 9.2 are subject to adjustment under Section 13.2 and are subject to the Plan maximum under Section 4.2. Each individual Participant may not receive in any calendar year Awards of Stock Options or Stock Appreciation Rights exceeding 1,825,000 underlying shares of Common Stock. In addition, during the Term of the Plan, each individual Participant may not receive Awards of Stock Options, Stock Appreciation Rights and/or Restricted Shares exceeding one-half of the maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan as provided in Section 4.2.

      10. Dividend Equivalents. In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

      11. Termination of Employment.

11.1 General. Except as is otherwise provided (a) in the relevant Award Agreement as determined by the Committee (in its sole discretion), or (b) in the Participant’s then effective employment agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or such employment agreement:

11.1.1 Options/SARs. If a Participant’s employment with the Company terminates for any reason any then unexercisable Stock Options and/or Stock Appreciation Rights shall be forfeited and cancelled by the Company. Except as otherwise provided in this Section 11.1.1, if a Participant’s employment with the Company and its Subsidiaries terminates for any reason, such Participant’s rights, if any, to exercise any then exercisable Stock Options and/or Stock Appreciation Rights, if any, shall terminate ninety (90) days after the date of such termination (but not beyond the stated term of any such Stock Option and/or Stock Appreciation Right as determined under Sections 6.4 and 7.4) and thereafter such Stock Options or Stock Appreciation Rights shall be forfeited and cancelled by the Company. The Committee, in its sole discretion, may determine that any such Participant’s Stock Options and/or Stock Appreciation Rights, if any, to the extent exercisable immediately prior to any termination of employment (other than a termination due to death, Retirement or Disability), may remain exercisable for an additional specified time period after such ninety (90) day period expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option and/or Stock Appreciation Right. If any termination of employment is due to death, Retirement or Disability, a Participant (and such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall have the right, to the extent exercisable immediately prior to any such termination, to exercise such Stock Options and/or Stock Appreciation Rights, if any, at any time within the one (1) year period following such termination due to death, Retirement or Disability (but not beyond the term of any such Stock Option and/or Stock Appreciation Right as determined under Sections 6.4 and 7.4).

11.1.2 Restricted Shares. If a Participant’s employment with the Company and its Subsidiaries terminates for any reason (other than due to Disability, Retirement or death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be cancelled and the Participant (and such Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary in this Section 11, the Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of such termination, that all or a portion of any such Participant’s Restricted Shares shall not be so cancelled and forfeited. If the Participant’s employment terminates due to death, Disability or Retirement, the Participant shall become 100% vested in any such Participant’s restricted Shares as of the date of any such termination.

      12. Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgements, alimony or separate maintenance. Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

      13. Changes in Capitalization and Other Matters.

13.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

13.2 Recapitalization Adjustments. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be granted or awarded to any Participant, the number of shares of the Common Stock covered by each outstanding Award, and the exercise price or other price per share of Common Stock in respect of outstanding Awards.

13.3 Certain Mergers.

13.3.1 If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a “Merger Event”) and as a result of any such Merger Event the Company will be or is the surviving corporation, a Participant shall be entitled, as of the date of the execution of the agreement evidencing the Merger Event (the “Execution Date”) and with respect to both exercisable and unexercisable Stock Options and/or Stock Appreciation Rights (but only to the extent not previously exercised), to receive substitute stock options and/or stock appreciation rights in respect of the shares of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in this Section 13.3, if any Merger Event occurs, the Company shall have the right, but not the obligation, to pay to each affected Participant an amount in cash or certified check equal to the excess of the Fair Market Value of the Common Stock underlying any affected unexercised Stock Options or Stock Appreciation Rights as of the Execution Date (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights, as the case may be.

13.3.2 If, in the case of a Merger Event in which the Company will not be, or is not, the surviving corporation, and the Company determines not to make the cash or certified check payment described in Section 13.3.1 of the Plan, the Company shall compel and obligate, as a condition of the consummation of the Merger Event, the surviving or resulting corporation and/or the other party to the Merger Event, as necessary, or any parent, subsidiary or acquiring corporation thereof, to grant, with respect to both exercisable and unexercisable Stock Options and/or Stock Appreciation Rights (but only to the extent not previously exercised), substitute stock options or stock appreciation rights in respect of the shares of common or other capital stock of such surviving or resulting corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options and/or Stock Appreciation Rights previously granted hereunder as of the date of the consummation of the Merger Event.

13.3.3 Upon receipt by any affected Participant of any such cash, certified check, or substitute stock options or stock appreciation rights as a result of any such Merger Event, such Participant’s affected Stock Options and/or Stock Appreciation Rights for which such cash, certified check or substitute awards was received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

13.3.4 The foregoing adjustments and the manner of application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options and/or stock appreciation rights, shall be determined in good faith by the Committee in its sole discretion. Any such adjustment may provide for the elimination of fractional shares.

      14. Amendment, Suspension and Termination.

14.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (x) materially adversely effect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights or Restricted Share grants, without the consent of such Participant, or (y) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto.

14.2 Award Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, or (b) the date or dates as of which such Restricted Share grants shall become vested. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

      15. Miscellaneous.

15.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

15.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Award nor the execution of any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

15.3 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award or Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

15.4 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

15.5 Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

15.6 Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

15.7 Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

15.8 Leaves of Absence/ Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

15.9 Loans. Subject to applicable law, the Committee may provide, pursuant to Plan rules, for the Company or any Subsidiary to make loans to Participants to finance the exercise price of any Stock Options, as well as the withholding obligation under Section 15.1 of the Plan and/or the estimated or actual taxes payable by the Participant as a result of the exercise of such Stock Option and the Committee may prescribe the terms and conditions of any such loan.

15.10 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

15.11 Effective Date. The Plan shall be effective upon its adoption by the Board on April 16, 2004, subject to the approval of the Plan by the Company’s shareholders in accordance with Sections 162(m) and 422 of the Code.

VECTOR GROUP LTD.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2004 ANNUAL MEETING OF
STOCKHOLDERS OF VECTOR GROUP LTD.

               The undersigned stockholder of Vector Group Ltd. (the “Company”) hereby constitutes and appoints each of Marc N. Bell and Joselynn D. Van Siclen attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the 2004 Annual Meeting of Stockholders of the Company, a Delaware corporation, to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, May 24, 2004 at 1:00 p.m. local time, and at any adjournments or postponements thereof, with respect to the following on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

The Board of Directors recommends a vote FOR all nominees in Item 1 and FOR the approval of Item 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE              ☒

Item 1.	Election of Directors:

	FOR ALL NOMINEES	☐

	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐

	FOR ALL EXCEPT (See instructions below)	☐

                Nominees: Bennett S. LeBow, Howard M. Lorber, Ronald J. Bernstein, Henry C. Beinstein, Robert J. Eide, Jeffrey S. Podell and Jean E. Sharpe.

                INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:              ☒

Item 2. Proposal to approve Vector Group Ltd. Amended and Restated 1999 Long-Term Incentive Plan

FOR ☐        AGAINST ☐        ABSTAIN ☐

               The shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If not otherwise directed, this proxy will be voted FOR the election of the nominees and FOR approval of the Amended and Restated 1999 Long-Term Incentive Plan.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder                                 Date                  Signature of Stockholder                                 Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.